UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 7, 2011

Health Discovery Corporation
(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 East Bryan Street, Suite 610, Savannah, GA  31401
(Address of principal executive offices / Zip Code)

912-443-1987
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

 ITEM 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2011, the Board of Directors of the Company appointed Maher Albitar, M.D., the Company’s Chief Medical Officer, to the Board of Directors. In connection with such appointment, the Company granted Dr. Albitar an option to purchase 1,500,000 shares of common stock. The options vest 250,000 shares every six months and have an exercise price of $0.12. The options expire on April 7, 2016.  The fair value of each option granted is $0.087 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.31%, an expected life of 5 years, and volatility of 94%.  The aggregate computed value of these options is $130,280, and this amount will be charged as an expense over the three year vesting period.

Effective April 7, 2011, Dr. Albitar and the Company agreed to terminate Dr. Albitar’s consultancy agreement with the Company pursuant to which Dr. Albitar was receiving a monthly fee of $10,000, and Dr. Albitar will no longer serve as Chief Medical Officer.  In addition, the parties agreed to cancel an option to purchase 1,000,000 shares of common stock granted to Dr. Albitar in August 2010 in connection with his appointment as Chief Medical Officer.

ITEM 8.01              Other Events

In connection with his appointment to the Board of Directors in October 2010, on April 7, 2011, the Company granted to Mr. Curtis G. Anderson an option to purchase 1,500,000 shares of the Company’s common stock. The options vest 250,000 shares every six months, have an exercise price of $0.12, and expire on April 7, 2016.  The fair value of each option granted is $0.087 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.31%, an expected life of 5 years, and volatility of 94%.  The aggregate computed value of these options is $130,280, and this amount will be charged as an expense over the three year vesting period.

On April 7, 2011, the Company granted to Dr. Joseph McKenzie an option to purchase 1,000,000 shares of the Company’s common stock. The options vest 250,000 shares every six months, have an exercise price of $0.12, and expire on April 7, 2016.  The fair value of each option granted is $0.087 and was estimated on the date of grant using the Black-Scholes pricing model with the following assumptions: dividend yield at 0%, risk-free interest rate of 2.31%, an expected life of 5 years, and volatility of 94%.  The aggregate computed value of these options is $86,853, and this amount will be charged as an expense over the three year vesting period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: April 13, 2011	By:	/s/ Stephen D. Barnhill, M.D.
Chairman and CEO